UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 7, 2004

Date of Report (date of earliest event reported)

TIBCO Software Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets

On June 7, 2004, TIBCO Software Inc. (“TIBCO”), declared its offer for the shares of Staffware plc (“Staffware”) wholly unconditional and acquired approximately 84.5% of the outstanding Staffware shares in a stock and cash transaction. Each share of Staffware capital stock tendered into the offer will receive (i) 504 pence in cash and (ii) 0.6902 of a share of TIBCO common stock, subject to the right of individual shareholders to request varying proportions of TIBCO common stock and cash.

The press release announcing the acquisition of shares of Staffware is filed as an exhibit to this report.

Item 7. Financial Statements and Exhibits

(a)	Financial statements required by clause (a) of this Item 7 will be filed with an amendment to this Current Report no later than 60 days of the date this Current Report is required to be filed pursuant to the rules and regulations of the Commission under the Securities Exchange Act of 1934, as amended.

(b)	Pro forma financial information required by clause (b) of this Item 7 will be filed with an amendment to this Current Report no later than 60 days of the date this Current Report is required to be filed pursuant to the rules and regulations of the Commission under the Securities Exchange Act of 1934, as amended.

(c)	Exhibits.

99.1	Press release of TIBCO Software Inc. dated June 7, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO SOFTWARE INC.

Date: June 18, 2004	By:	/s/ Christopher G. O’Meara
	Name:	Christopher G. O’Meara
	Title:	Executive Vice President, Finance & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of TIBCO Software Inc. dated June 7, 2004.